Exhibit 99.6

LYNCH, COX, GILMAN & MAHAN P.S.C.

500 WEST JEFFERSON STREET, SUITE 2100

LOUISVILLE, KENTUCKY 40202-2812

(502)589-4215

Fax (502) 589-4994

E-mail: sgoodman@legandm.com

STEVEN A. GOODMAN		INDIANA OFFICE
	May 1, 2006	521 E. 7th STREET
JERFFERSONVILLE INDIANA 47130
TELEPHONE
(812) 283-7838

Board of Directors

Via Email

U.S. Wireless Online, Inc.

500 W Jefferson St., Suite 2350

Louisville, KY 40202

Re:  Letter of Resignation

Dear Members of the Board

As counsel for Don Perlyn, we hereby notify the Board of Directors of U.S. Wireless Online, Inc. of Don’s resignation as Director of the company, effective at 9 A.M., Monday, May 1, 2006. Don is resigning upon the recommendation of counsel and would consider remaining with the company in an advisory capacity if the Board of Directors deems it to be in the best interest of the company.

Further, we would also like to confirm the resignation of Larry Townsend, effective Friday, April 28, 2006.

If you have any questions or comments, please feel free to contact me at (502) 589-4215.

Very truly yours,

/s/ Steven A. Goodman

Steven A. Goodman

Matthew D. Watkins